AMENDMENT
                                     to the
                 STATE SECURITIES COMPLIANCE SERVICES AGREEMENT

     This is an amendment to the State Securities Compliance Services Agreement dated as of August 12, 1999, between E*TRADE Asset Management, Inc. ("E*TRADE") and PFPC Inc. ("PFPC"), as amended from time to time ("Agreement"), with respect to the E*TRADE Funds ("Fund").

     WHEREAS, the Fund has entered into a Third Amended and Restated Administrative Services Agreement with E*TRADE pursuant to which each series of the Fund, rather than E*TRADE, is responsible for its own expenses including compensation paid to all third-party service providers such as PFPC;

     WHEREAS, the Board of Trustees of the Trust ("Board") has approved the liquidation of the E*TRADE Extended Market Index Fund ("xtended Market Fund") and the E*TRADE Global Titans Index Fund ("Global Titans Fund") effective upon the liquidation date as indicated in the Plan of Liquidation adopted by the Board ("Liquidation Date");

     WHEREAS, the Board has approved the merger of the E*TRADE E-Commerce Index Fund ("E-Commerce Fund") with and into the E*TRADE Technology Index Fund ("Technology Fund"), subject to the approval of shareholders, and such reorganization is expected to take place prior to December 31, 2001;

     WHEREAS, the Board has approved the conversion of the E*TRADE Bond Index Fund ("Bond Fund") to an actively managed fund, subject to the approval of shareholders, and such conversion is expected to take place prior to December 31, 2001;

     WHEREAS, E*TRADE and PFPC desire to amend the Agreement as set forth below; and

     WHEREAS, E*TRADE and PFPC agree that (i) E*TRADE shall be removed as a party to the Agreement; (ii) the Fund, on behalf of each series of the Fund, shall be inserted in E*TRADE's place and (iii) the Fund shall be responsible for the duties set forth in the Agreement as amended hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1.   Amendments effective upon the Liquidation Date:

     (a) The lead-in paragraph thereof is hereby deleted in its entirety and inserting in lieu thereof the following:

          "THIS AGREEMENT is made as of August 12, 1999 by and between E*TRADE Funds, a business trust organized under the laws of the State of Delaware ("Fund"), on behalf of each series of the Fund shown on Exhibit A, and PFPC, Inc., a Delaware corporation ("PFPC"), which is a wholly owned subsidiary of PFPC Worldwide, Inc."

          (b) The Agreement is hereby amended by deleting "E*TRADE" in each place it appears in the introductory WHEREAS clause and Sections 1(d), 2, 5(b), 6(a), 6(c), 6(d), 11,12 (first word of first sentence only), 14 (fifth word of first sentence only), 15, 16, 19, and in any of the amendments of the Agreement and inserting "the Fund" in its place.

          (c) The Agreement is hereby amended by deleting "E*TRADE" in Section 4 of the Agreement and inserting "E*TRADE Asset Management, Inc. ("E*TRADE")" in its place.

          (d) Section 17(b) is amended to read in its entirety: "(b) if to the Fund, at 118 King Street, San Francisco, CA 94107, Attention:
               President; or"

     2. Effective upon the Liquidation Date, the Extended Market Fund and the Global Titans Fund are hereby removed from Exhibit A.

     3. The E-Commerce Fund is hereby removed from Exhibit A effective upon the earlier of either (a) the reorganization of E-Commerce Fund with and into the Technology Fund, if such reorganization is approved by shareholders of the E-Commerce Fund; or (b) if the reorganization is not approved, upon the liquidation of the E-Commerce Fund, which is expected to occur prior to December 31, 2001.

     4. Upon the effective date of the reorganization or the liquidation of the E-Commerce Fund, which is expected to occur before December 31, 2001, Exhibit A is hereby amended and substituted with the attached Exhibit A.

     5. Upon the effective date of the conversion of the Bond Fund to an actively managed fund, Exhibit A is hereby amended so that the name of the Bond Fund in Exhibit A is changed to "E*TRADE Bond Fund." If the conversion of the Bond Fund to an actively managed fund is not approved by shareholders, upon the effective date of the liquidation of the Bond Fund, Exhibit A is hereby modified and amended to remove that fund from Exhibit A.

     6. The compensation paid to PFPC for services provided to the E-Commerce Fund shall be paid by E*TRADE until the earlier of either the reorganization or the liquidation of the E-Commerce Fund as indicated in paragraph 3 above.

     7. The compensation paid to PFPC for services provided to the Bond Fund shall be paid by E*TRADE until the earlier of either the conversion or the liquidation of the Bond Fund as indicated in paragraph 5 above.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their respective officers thereunto duly authorized as of ___________, 2001.


                                  PFPC INC.


                                  By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                  E*TRADE ASSET MANAGEMENT, INC.


                                  By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                  E*TRADE FUNDS


                                  By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A
                                     to the
                 STATE SECURITIES COMPLIANCE SERVICES AGREEMENT

                                   PORTFOLIOS
                                   ----------

                          E*TRADE Asset Allocation Fund*
                          E*TRADE Bond Index Fund**
                          E*TRADE Financial Sector Index Fund
                          E*TRADE International Index Fund
                          E*TRADE Premier Money Market Fund
                          E*TRADE Russell 2000 Index Fund
                          E*TRADE S&P 500 Index Fund
                          E*TRADE Technology Index Fund

* Compensation for this Fund shall be $150/per registration (as that term is defined in the Compensation Schedule to the Agreement).

** The name of this fund will be changed to the "E*TRADE Bond Fund" if the conversion of the fund to an actively managed fund is approved by shareholders.